Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of May 10, 2023, by and among the investors listed on Exhibit A attached hereto (each an “Investor” and together, the “Investors”) and Structure Therapeutics Inc., an exempted company incorporated and existing under the laws of the Cayman Islands (the “Company”).

RECITALS

A. Each Investor holds that number of the Company’s Ordinary Shares, par value $0.0001 per share (“Ordinary Shares”) set forth opposite such Investor’s name on Exhibit A attached hereto (the “Exchange Shares”).

B. Subject to the terms and conditions and limitations set forth herein, each Investor desires to exchange the number of Exchange Shares set forth opposite such Investor’s name on Exhibit A attached hereto for the number of newly designated Non-Voting Ordinary Shares of the Company, par value $0.0001 per share (the “Non-Voting Ordinary Shares”) set forth opposite such Investor’s name on Exhibit A attached hereto with rights set forth on Exhibit B attached hereto.

NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Investors agree as follows:

Article I: Exchange

1.1 Upon the terms and subject to the conditions herein contained, at the Closing (as defined below), the Exchange Shares held by each investor shall be exchanged for Non-Voting Ordinary Shares at a ratio of one (1) Non-Voting Ordinary Share for each one (1) Exchange Share, by way of the simultaneous repurchase and cancellation of such Exchange Shares by the Company in consideration for the issuance of such Non-Voting Ordinary Shares. Each Investor shall assign and deliver to the Company the Exchange Shares (including any share certificates representing such Exchange Shares) for cancellation by the Company, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), other than restrictions on transfer under applicable securities laws, together with any documents of conveyance or transfer that the Company may deem reasonably necessary or desirable, and in exchange therefor the Company shall issue to each Investor one (1) Non-Voting Ordinary Share for each one (1) Exchange Share exchanged hereunder. The exchange of the Exchange Shares for the Non-Voting Ordinary Shares pursuant to this Agreement is referred to herein as the “Exchange.”

1.2 Each Investor severally, and not jointly, shall be liable for only the Exchange that relates to such Investor. The Company’s agreement with each of the Investors is a separate agreement, and the Exchange with respect to each Investor is a separate exchange. The obligations of each Investor hereunder are expressly not conditioned on the exchange of the Non-Voting Ordinary Shares by any or all of the other Investors.

1.3 Subject to the satisfaction of each of the conditions set forth in Article IV and Article V hereof (to the extent not waived in accordance therewith), the closing of the Exchange (the “Closing”) shall take place remotely on such date as the parties shall mutually agree (the date on which such Closing occurs is hereinafter referred to as the “Closing Date”).

Article II: Covenants, Representations and Warranties of Each Investor

Each Investor, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and all such covenants, representations and warranties shall survive the Closing.

2.1. Power and Authorization. The Investor is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

2.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and the consummation of the Exchange will not materially violate, conflict with or result in a breach of or default under (i) the Investor’s organizational documents, (ii) any agreement or instrument to which the Investor is a party or by which the Investor or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Investor.

2.3. Title to Exchange Shares. The Investor is the sole legal and beneficial owner of the Exchange Shares set forth opposite such Investor’s name on Exhibit A hereto. The Investor has good and valid title to its Exchange Shares, free and clear of any Liens, other than restrictions on transfer under applicable securities laws. The Investor has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged, syndicated, endorsed or otherwise disposed of any of its Exchange Shares or any of its rights in any of its Exchange Shares, or (b) given any person or entity any transfer order, power of attorney, endorsement or other authority of any nature whatsoever with respect to its Exchange Shares. Upon the Investor’s delivery of its Exchange Shares to the Company pursuant to the Exchange, the Exchange Shares shall be free and clear of all Liens created by the Investor, other than restrictions on transfer under applicable securities laws.

2.4. No Reliance. The Investor is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.

2.5. Tax Consequences of the Exchange. The Investor understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Investor acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.

2.6. No Public Market. The Investor acknowledges and agrees that no public market exists for the Non-Voting Ordinary Shares and no public market is expected to develop for the Non-Voting Ordinary Shares.

2.7. Transfer Restrictions. Each Investor acknowledges and agrees as follows:

(a) The Non-Voting Ordinary Shares and the Conversion Shares (as defined below) have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 3(a)(9) of the Securities Act; the Company does not currently intend to register the Non-Voting Ordinary Shares or the Conversion Shares under the Securities Act at any time in the future. The Investor understands that the Non-Voting Ordinary Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Non-Voting Ordinary Shares indefinitely unless they are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Non-Voting Ordinary Shares, or the Conversion Shares, except with respect to the Conversion Shares as set forth in that certain Amended and Restated Investors’ Rights Agreement dated July 30, 2021 by and among the Company and the investors named therein. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Exchange Shares, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

(b) The Investor understands that the Non-Voting Ordinary Shares and the Conversion Shares may be notated with one or all of the following legends:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(ii) Any legend or legends currently set forth on the certificates of the Exchange Shares held by the Investor immediately prior to the Exchange.

2.8. No Remuneration. Neither the Investor nor any of its affiliates, nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange, and the Investor has received no additional consideration for the Exchange Shares other than the Non-Voting Ordinary Shares.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to each Investor, and all such covenants, representations and warranties shall survive the Closing.

3.1. Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

3.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. The issuance of the Non-Voting Ordinary Shares and the Conversion Shares have been duly authorized by the Company. This Agreement, the issuance of the Non-Voting Ordinary Shares and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the memorandum and articles of association or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

3.3. Validity of Underlying Ordinary Shares. The Non-Voting Ordinary Shares will, at the Closing, have the rights set forth on Exhibit B attached hereto and be convertible into Ordinary Shares (the “Conversion Shares”), in accordance with the conversion rights of the Non-Voting Ordinary Shares, as set forth on Exhibit B attached hereto, and the Conversion Shares will have the rights provided for in the Company’s Amended and Restated Memorandum and Articles of Association then in effect (as it may be amended, and/or amended and restated or otherwise modified from time to time, the “Memorandum and Articles of Association”). The Conversion Shares have been duly authorized and reserved by the Company for issuance upon conversion of the Non-Voting Ordinary Shares, and, when issued upon conversion of the Non-Voting Ordinary Shares in accordance with the Memorandum and Articles of Association, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

3.4. Validity of the Non-Voting Ordinary Shares. The Non-Voting Ordinary Shares to be issued pursuant to this Agreement at the Closing (a) have been duly authorized by the Company and, upon their issuance pursuant to the Exchange in accordance with the terms of this Agreement, the Non-Voting Ordinary Shares will be validly issued, fully-paid and non-assessable and (b) will not, as of the date of issuance, be subject to any preemptive, participation, rights of first refusal or other similar rights.

Article IV: Conditions to Company’s Obligations at Closing

The Company’s obligation to complete the Exchange and deliver the Non-Voting Ordinary Shares to each Investor in exchange for the Exchange Shares shall be subject to the following conditions to the extent not waived by the Company:

4.1. Representation and Warranties. The representations and warranties made by the Investors in Article II hereof shall be true and correct in all respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

4.2. Performance. Each Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

Article V: Conditions to Investors’ Obligations at Closing

Each Investor’s obligation to deliver the Exchange Shares and accept delivery of the Non-Voting Ordinary Shares and to effect the Exchange shall be subject to the following conditions to the extent not waived by the Investors:

5.1. Representations and Warranties. The representations and warranties made by the Company in Article III hereof shall be true and correct in all respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

5.2. Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

5.3. Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

Article VI: Miscellaneous

6.1. Entire Agreement. This Agreement and any other documents and agreements executed in connection with this Agreement or the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Company and the Investors and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other parties to this Agreement, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect.

6.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

6.3. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of California, without reference to its choice of law rules.

6.4. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.5. Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Investors or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Transactions”), including representation of such Investors or their affiliates in matters of a similar nature to the Transactions. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent to Cooley’s representation of the Company in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Transactions solely on behalf of the Company. The Company and each Investor hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions, Cooley has represented solely the Company, and not any Investor or any shareholder, member, beneficiary, director or employee of any Investor; and (c) gives its informed consent to Cooley’s representation of the Company in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions.

6.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Exchange Agreement as of the date first above written.

Structure Therapeutics Inc.

By:	/s/ Raymond Stevens, Ph.D.
Name:	Raymond Stevens, Ph.D.
Title:	Chief Executive Officer
Address:	611 Gateway Blvd., Suite 223 South San Francisco, California 94080

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Exchange Agreement as of the date first above written.

INVESTORS:

Biotechnology Value Fund, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

Biotechnology Value Fund II, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

Biotechnology Value Trading Fund OS, L.P.

By:	/s/ Mark Lampert
Name: Mark Lampert
Title: President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

[Signature Page to Exchange Agreement]

EXHIBIT A

INVESTORS

Name and Address of Investor	Exchange Shares	Non-Voting Ordinary Shares
Biotechnology Value Fund, L.P. 44 Montgomery St, 40th Floor San Francisco CA 94104 Attn: Mark Lampert E-Mail: lampert@bvflp.com kratky@bvflp	4,018,253	4,018,253
Biotechnology Value Fund II, L.P. 44 Montgomery St, 40th Floor San Francisco CA 94104 Attn: Mark Lampert E-Mail: lampert@bvflp.com kratky@bvflp	2,929,660	2,929,660
Biotechnology Value Trading Fund OS, L.P. 44 Montgomery St, 40th Floor San Francisco CA 94104 Attn: Mark Lampert E-Mail: lampert@bvflp.com kratky@bvflp	462,605	462,605
Total	7,410,518	7,410,518

EXHIBIT B

RIGHTS OF NON-VOTING ORDINARY SHARES

Voting Rights. Non-Voting Ordinary Shares (i) shall confer upon the shareholder no right to receive notice of, to attend, to speak at nor to vote at general meetings of the Company except as may be required by law and (ii) for the avoidance of doubt, shall not entitle the holder thereof to vote on the election of directors at any time.

Distribution and Dividend Rights. The Non-Voting Ordinary Shares shall rank on parity with the Ordinary Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. The Non-Voting Ordinary Shares shall be entitled on an equal basis to any dividends declared on the Ordinary Shares (on an as-converted to Ordinary Share basis) to the extent permitted by law when, as and if declared by the board of directors of the Company.

Conversion Rights. Each holder of Non-Voting Ordinary Shares shall have the right to convert each Non-Voting Ordinary Share held by such holder into one (1) Ordinary Share (subject to appropriate adjustment in the event of any dividend, split, reverse split, combination or other similar recapitalization with respect to the Ordinary Shares)  at such holder’s election by providing written notice to the Company; provided, however, that such Non-Voting Ordinary Shares may only be converted into Ordinary Shares during such time or times as immediately prior to or as a result of such conversion would not result in the holder(s) thereof beneficially owning (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)), when aggregated with affiliates with whom such holder is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act, in excess of the Beneficial Ownership Limitation (as defined below).

The “Beneficial Ownership Limitation” means initially 9.99% of the Ordinary Shares. Any holder of Non-Voting Ordinary Shares may increase the Beneficial Ownership Limitation with respect to such holder, not to exceed 19.99% of the Ordinary Shares, upon 61 days’ prior written notice to the Company and may decrease the Beneficial Ownership Limitation at any time upon providing written notice of such election to the Company; provided, however, that no holder may make such an election to change the percentage with respect to such holder unless all holders managed by the same investment advisor as such electing holder make the same election.

Conversion Process. Before any holder of Non-Voting Ordinary Shares shall be entitled to convert any Non-Voting Ordinary Shares into Ordinary Shares, such holder shall (A) surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Company or the registered office provider for the Non-Voting Ordinary Shares, and (B) provide written notice to the Company, during regular business hours at its principal corporate office, of such conversion election (in form satisfactory to the Company) and shall state therein the name or names (i) in which the certificate or certificates representing the Ordinary Shares into which the Non-Voting Ordinary Shares are so converted are to be issued (if such Ordinary Shares are certificated) or (ii) in which such Ordinary Shares are to be registered in book-entry form (if such Ordinary Shares are uncertificated).

If the Ordinary Shares into which the Non-Voting Ordinary Shares are to be converted are to be issued in a name or names other than the name of the holder of the Non-Voting Ordinary Shares being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the holder.

Certificates. The Company shall, as soon as practicable thereafter, but in any event within two business days, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of Ordinary Shares to which such holder shall be entitled upon such conversion (if such Ordinary Shares are certificated) or shall register such Ordinary Shares in book-entry form (if such Ordinary Shares are uncertificated). Such conversion shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the Non-Voting Ordinary Shares to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this section, the Ordinary Shares issuable upon such conversion shall be deemed to be outstanding as of such time, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be deemed to be the record holder or holders of Ordinary Shares as of such time.

Notwithstanding anything herein to the contrary, Non-Voting Ordinary Shares represented by a lost, stolen or destroyed share certificate may be converted if the holder thereof notifies the Company or its registered office provider that such certificate has been lost, stolen or destroyed and makes an affidavit of that fact acceptable to the Company and executes an agreement acceptable to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The effectiveness of any conversion of any Non-Voting Ordinary Shares into Ordinary Shares is subject to the expiration or early termination of any applicable premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.